UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2012

MCEWEN MINING INC.

(Exact name of registrant as specified in its charter)

Colorado	001-33190	84-0796160
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 4750, 181 Bay Street

P.O. Box 792

Toronto, Ontario, Canada M5J 2T3

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events.

On October 29, 2012, McEwen Mining Inc. (the “Company”) previously announced in a press release and on its Current Report on Form 8-K furnished to the U.S. Securities and Exchange Commission (the ‘‘SEC’’) on October 30, 2012, the $60.40 million transferrable rights offerings of the Company (the “McEwen Mining Rights Offering”) and McEwen Mining — Minera Andes Acquisition Corp. (“Canadian Exchange Co.”), the Company’s indirect, wholly-owned Canadian subsidiary (the “Canadian Exchange Co. Rights Offering”), and the related subscription price and offering terms of the McEwen Mining Rights Offering and the Canadian Exchange Co. Rights Offering.

In connection with the Canadian Exchange Co. Rights Offering and in accordance with a Canadian rights offering circular of Canadian Exchange Co. and the Company, dated October 26, 2012, Canadian Exchange Co. will distribute to the holders of exchangeable shares of Canadian Exchange Co. (“Exchangeable Shares”) as of 5:00 p.m. (Toronto time) on November 8, 2012, transferrable subscription rights to acquire Exchangeable Shares.  Based on the number of Exchangeable Shares outstanding as of October 23, 2012, Canadian Exchange Co. expects to issue up to 7,798,762 Exchangeable Shares upon the exercise of the subscription rights in the Canadian Exchange Co. Rights Offering (such shares, the “Canadian Rights Offering Exchangeable Shares”).

Exchangeable Shares, including the Canadian Rights Offering Exchangeable Shares, are, or will be when issued, exchangeable on a one-for-one basis into shares of common stock, no par value per share, of the Company (“McEwen Mining common stock”) at any time at the option of the holder or may redeemed for shares of McEwen Mining common stock at a specified time or upon the occurrence of certain events.

On October 31, 2012, the Company filed with the SEC the prospectus supplement and accompanying base prospectus (the “Prospectus”) relating to the offer by the Company to issue up to 7,798,762 shares of McEwen Mining common stock upon the exchange or redemption of the Canadian Rights Offering Exchangeable Shares.  The Prospectus forms a part of the Company’s Registration Statement on Form S-3 (File No. 333-182192) which was filed with the SEC on June 18, 2012 and declared effective by the SEC on August 3, 2012 (the “Registration Statement”).  The Company is filing the items included as Exhibits 5.1, 8.1, 8.2, 23.1, 23.2 and 23.3 to this Current Report on Form 8-K, each of which relates to the Prospectus, for the purpose of incorporating such items as exhibits to the Registration Statement.

Cautionary Statement

With the exception of historical matters, the matters discussed in the press release include forward-looking statements within the meaning of applicable securities laws that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained therein. Such forward-looking statements include, among others, statements regarding current and future exploration and development activities. Factors that could cause actual results to differ materially from projections or estimates include, among others, metal prices, economic and market conditions and future drilling results, as well as other factors described in our Annual Report on Form 10-K for the year ended December 31, 2011, and other filings with the SEC. Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made in the press release, whether as a result of new information, future events, or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MCEWEN MINING INC.

Date: October 31, 2012	By:	/s/ Perry Y. Ing
Perry Y. Ing, Vice President and Chief Financial Officer

Exhibit Index

The following is a list of the Exhibits furnished herewith.

Exhibit
Number	Description of Exhibit

5.1	Opinion of Hogan Lovells US LLP regarding matters related to the issuance of the McEwen Mining common stock under the Prospectus.
8.1	Opinion of Hogan Lovells US LLP regarding certain material United States federal income tax considerations related to the exchange or redemption of Exchangeable Shares.
8.2	Opinion of Fraser Milner Casgrain LLP regarding certain material Canadian federal income tax considerations related to the exchange or redemption of Exchangeable Shares.
23.1	Consent of KPMG LLP, Toronto, Canada
23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1 and Exhibit 8.1)
23.3	Consent of Fraser Milner Casgrain LLP (included in Exhibit 8.2)